Exhibit 10.26(B)

EXECUTION VERSION

AMENDMENT NO. 1

TO MASTER REPURCHASE AGREEMENT

Amendment No. 1, dated as of March 21, 2006 (this “Amendment”), among CREDIT SUISSE, NEW YORK BRANCH (the “Administrative Agent”), FIELDSTONE MORTGAGE COMPANY and FIELDSTONE INVESTMENT CORPORATION (each a “Seller” and collectively the “Sellers”).

RECITALS

The Administrative Agent and the Sellers are parties to that certain Master Repurchase Agreement, dated as of November 8, 2005 (the “Exiting Master Repurchase Agreement”; as amended by this Amendment, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Administrative Agent and Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, the Administrative Agent and the Sellers hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1.           Definitions. Section 2 of the Existing Master Repurchase Agreement is hereby amended by adding the following defined term in its proper alphabetical order:

““30/40 Mortgage Loan” means a Mortgage Loan which (a) has an original term to maturity of not more than thirty years from commencement of amortization, with a balloon payment in year thirty based upon a forty year amortization schedule and (b) is originated in accordance with the Underwriting Guidelines.”

SECTION 2.           Schedule 1. Schedule 1 of the Existing Master Repurchase Agreement is hereby amended by deleting clauses (r) and (y) in their entirety and replacing them with the corresponding clauses on Exhibit A hereto.

SECTION 3.           Conditions Precedent. This Amendment shall become effective on March 21, 2006 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

3.1 Delivered Documents. On the Amendment Effective Date, the Administrative Agent shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a) this Amendment, executed and delivered by the duly authorized officers of the Administrative Agent and the Sellers; and

(b) such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

SECTION 4.           Representations and Warranties. Each Seller hereby represents and warrants to the Administrative Agent that it is in compliance with all the terms and provisions set forth in the Master Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Master Repurchase Agreement.

SECTION 5.           Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement is hereby amended by shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 6.           Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7.         GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Administrative Agent:	CREDIT SUISSE, NEW YORK BRANCH, as Administrative Agent

	By:	/s/ Anthony Giordano
		Name:	Anthony Giordano
		Title:	Director

	By:	/s/ Joseph Soave
		Name:	Joseph Soave
		Title:	Director

Seller:	FIELDSTONE MORTGAGE COMPANY, as a Seller

	By:	/s/ Mark C. Krebs
		Name:	Mark C. Krebs
		Title:	Sr. Vice President & Treasurer

Seller:	FIELDSTONE INVESTMENT CORPORATION, as a Seller

	By:	/s/ Mark C. Krebs
		Name:	Mark C. Krebs
		Title:	Sr. Vice President & Treasurer

Exhibit A to Amendment No. 1

Schedule 1

“(r) Origination; Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Principal and/or interest payments on the Mortgage Loan commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan. With respect to adjustable rate Mortgage Loans, the  Mortgage Interest Rate is adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest  Rate Cap. The Mortgage Note is payable on the first day of each month in equal monthly  installments of principal and/or interest (subject to a balloon payment in the case of a 30/40  Mortgage Loan and an “interest only” period in the case of Interest Only Loans), which  installments of interest (a) with respect to adjustable rate Mortgage Loans are subject to change on the Interest Rate Adjustment Date due to adjustments to the Mortgage Interest Rate on each  Interest Rate Adjustment Date and (b) with respect to Interest Only Loans are subject to change on the Interest Only Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Only Adjustment Date, in both cases with interest calculated and payable in arrears,  sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization (except with respect to any 30/40 Mortgage Loans). No 30/40 Mortgage Loan has a balloon payment due prior to the date which is 15 years following the origination date. The Due Date of the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note.”

“(y) No Buydown Provisions; No Graduated Payments or Contingent Interests. Except with respect to Agency Mortgage Loans, the Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the applicable Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan (except with respect to 30/40 Mortgage Loans) and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.”